EXHIBIT 10.4
THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.
WIRELESS RONIN TECHNOLOGIES, INC.
12% CONVERTIBLE PROMISSORY NOTE

$	Minneapolis, Minnesota
Note No. 2006N-___	March 10, 2006
FOR VALUE RECEIVED, Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), hereby promises to pay to the order of ___, or assigns (“Holder”), at the address for notices to “Purchaser” set forth in the Loan and Subscription Agreement (as defined below) (or such other address as Holder shall designate in writing from time to time), the principal amount of ___ and no/100 dollars ($___) in lawful money of the United States of America, together with interest from the date hereof on the outstanding principal balance outstanding from time to time at the rate of twelve percent (12%) per year (computed on the basis of the actual number of days elapsed and a 360-day year) or such lesser rate as shall be the maximum rate allowable under applicable law. Unless converted or prepaid earlier pursuant to the provisions of this Note set forth below, all outstanding principal and accrued interest on this Note shall be due and payable on the Maturity Date. For purposes of this Note, “Maturity Date” shall mean the earlier of (i) March 10, 2007, or (ii) thirty (30) calendar days following the closing date of the initial public offering (the “IPO”) of shares of the Company’s common stock, $0.01 per share par value (the “Common Stock”). This Note is one in the series of promissory notes substantially identical in form and designated as No. 2006N-___ which may be issued in the Offering (as defined below).
     1. Loan and Subscription Agreement. This Note has been issued pursuant to, and is subject to the terms and provisions of, that certain Loan and Subscription Agreement dated of even date herewith by and between the Company and Holder (the “Loan and Subscription Agreement”) as part of the Company’s offer and sale of up to an aggregate of a maximum of $2,000,000 in principal amount of convertible promissory notes and warrants (the “Offering”) as more fully described in that certain Confidential Offering Memorandum of the Company dated February 28, 2006 (the "Memorandum”). The provisions of the Loan and Subscription Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan and Subscription Agreement and the Memorandum.
     2. Prepayment. Upon notice in writing delivered to Holder at least thirty (30) days in advance, this Note may be prepaid in whole or in part at any time and from time to time without premium or penalty; provided, however, that (a) this Note may not be prepaid without the consent of Holder, and (b) all prepayments on this Note and all other notes issued in the Offering (other than notes of which the holders thereof do not consent to prepayment) shall be applied to this Note and such other notes pro rata on the basis of the proportion that the then-outstanding principal amount of this Note and such other notes bears to the aggregate then-outstanding principal amount of all such notes and, in the case of this Note, such prepayments shall be applied first to the payment of costs of collection that may be due hereunder, then to the payment of accrued interest, and the to the payment of principal. The advance written notice of prepayment required by this Section 2 shall state the date on which this Note and such other notes will be paid in full, subject to Holder’s consent.
     3. Notification of IPO. The Company shall give written notice to Holder of the closing date of the IPO within five (5) business days after such closing date, which notice shall state that this Note will be paid in full on the thirtieth (30th) calendar day after such closing date and shall describe the conversion rights set forth in Section 4(a) of this Note.
     4. Conversion.
     (a) Conversion. At any time prior to the Maturity Date, Holder shall have the right to convert all or any portion of the outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, into shares of Common Stock at a conversion price per share (the “Conversion Price”) equal to $.80 (subject to adjustment as provided in Section 5) or from and after the closing of an initial public offering of the Company’s common stock (if any) at 80 percent of the initial public offering price (subject to adjustment as provided in Section 5).
     (b) Manner of Conversion. To convert any indebtedness evidenced by this Note into shares of Common Stock, Holder shall (i) surrender this Note at the principal office of the Company, duly endorsed in blank, and (ii) give written notice to the Company, substantially in the form attached hereto as Exhibit A, of the dollar amount of principal and accrued interest that Holder elects to convert into shares Common Stock. As promptly as possible thereafter, and in no event later than ten (10) days after the Company’s receipt of such notice, the Company shall issue and deliver to Holder stock certificates representing the number of shares of Common Stock into which the indebtedness evidenced by this Note has been converted. In the event of conversion of an amount less than the entire outstanding principal balance and all accrued and unpaid interest thereon, the Company shall deliver to Holder with such stock certificates a convertible promissory note, with the terms and provision of this Note, in the principal amount equal to any remaining indebtedness of this Note, including accrued and unpaid interest, not converted by Holder.
     5. Conversion Price Adjustments. The provisions of this Note are subject to adjustment as provided in this Section 5.
(a) The Conversion Price shall be adjusted from time to time such that in case the Company shall:
(i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;
(ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or
(iii) combine outstanding shares of Common Stock, by reclassification or otherwise;
then, in any such event, the Conversion Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), multiplied by the then existing Conversion Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Conversion Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the holder of this Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, Holder thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 5.
(b) Upon each adjustment of the Conversion Price pursuant to Section 5(a) above, Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Conversion Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock into which this Note may be converted (as adjusted as a result of all adjustments in the Conversion Price in effect prior to such adjustment) by the Conversion Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.
(c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), or in the case of a dividend or spin-off on any class of stock of the Company payable in capital stock of another company, there shall be no adjustment under subsection (a) of this Section 5, but the holder of this Note shall have the right thereafter to receive upon conversion of this Note into the kind and amount of shares of stock and other securities and property which the holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, conveyance, dividend or spin-off had this Note been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, conveyance, dividend or spin-off and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the holder of this Note, to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the conversion of this Note. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales conveyances, dividends or spin-offs.
(d) Upon any adjustment of the Conversion Price, then and in each such case, the Company shall within 10 days after the date when the circumstances giving rise to the adjustment occurred give written notice thereof, by first-class mail, postage prepaid, addressed to the holder, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     6. Events of Default. The occurrence of any of the following events will be deemed an "Event of Default” under this Note: (a) the nonpayment, when due, of any principal, interest, or other amount payable under this Note, (b) the failure of the Company to observe or perform any term hereof; or (c) the Company becomes insolvent or unable to pay debts as they mature, a petition for bankruptcy is filed voluntarily or involuntarily against the Company or the Company makes an assignment for the benefit of creditors, or any proceeding is instituted by or against the Company alleging that the Company is insolvent or unable to pay debts as they mature.
     7. Remedies Upon Events of Default. Upon the occurrence of an Event of Default: (a) interest from the date of such occurrence on the unpaid principal balance outstanding from time to time shall accrue at a rate per annum equal to the Interest Rate plus two percent (2%) (calculated on the basis of the actual number of days elapsed and a 360-day year) compounded quarterly; (b) Holder shall have the right, at Holder’s option and without demand or notice, to declare all or any part of the Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 6(c) above, the Note shall automatically become due and payable immediately without demand of any kind; and (c) the Company agrees to be liable for and to pay all costs and expenses of Holder, including reasonable attorneys’ fees, in the collection of any of the Note or the enforcement of any of the Holder’s rights.
     8. No Waiver. No act or omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed a waiver or release of same, such waiver or release to be effective only as set forth in a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.
     9. Investment Intent. Other than pursuant to registration under federal and any applicable state or other securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, this Note and the shares of Common Stock in to which the indebtedness evidenced by this Note may be converted may not be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily) by the Holder. Any transferee of this Note or the shares of Common Stock subject to this Note shall be automatically bound by its terms and provisions and those of the Agreement.
     10. Notices. To be effective, all notices, elections or other communications and deliveries required or permitted hereunder shall be in writing. A written notice or other communication or delivery shall be deemed to have been given or made hereunder (i) if delivered by hand, when the notifying party delivers such notice or other communication to the Holder or the Company, as the case may be, or (ii) if delivered by a nationally known overnight delivery service (such as Fed Ex, UPS or DHL), on the first business day following the date such notice or other communication or delivery is timely delivered to the overnight courier. Communications or deliveries shall be directed to the addresses of the Company or Holder, as applicable, at the addresses set forth in the Loan and Subscription Agreement (or such other address as Holder shall designate in writing from time to time).
     11. Successors or Assigns. The Company and Holder agree that all of the terms of this Note shall be binding on their respective successors and assigns, and that the term “Company” and the term “Holder” as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.
     12. Governing Law. The form and validity of this Note shall be governed by the laws of the State of Minnesota applicable to contracts made and to be performed wholly within Minnesota, without giving effect to conflicts of laws principles. Venue for enforcement of this Note shall be in any federal court or Minnesota state court sitting in Minneapolis, Minnesota. The Lender and the Company consent to the jurisdiction and venue of any such court and waives any argument that the venue in such forums is not convenient.
     13. Presentment. The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder. The Company agrees to be liable for and to pay all costs of collection, including reasonable attorneys’ fees.
     14. Saturday, Sunday, or Holidays. If any payment or delivery of notice under this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the State of Minnesota, such payment shall be made on the next succeeding business day.
     15. Invalidity of Particular Provisions. The Company and Holder agree that the unenforceability or invalidity of any provision or provisions of this Note shall not render any other provision or provisions herein contained unenforceable or invalid.
     IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

WIRELESS RONIN TECHNOLOGIES, INC.

By:

John A. Witham
Chief Financial Officer

EXHIBIT A
To: Wireless Ronin Technologies, Inc.

NOTICE OF CONVERSION OF PROMISSORY NOTE –	To be Completed and Signed by
the Registered Holder to Convert
Promissory Note
The undersigned is the Holder named in the original Promissory Note (the “Note”) attached hereto in the original principal amount of $___ and dated March 10, 2006 made payable by Wireless Ronin Technologies, Inc. (the “Company”) to the Holder. The Holder hereby irrevocably elects to exercise its rights to convert $___ in principal amount of the Note and $___ of interest accrued to date into ___ shares of the Company’s common stock, $0.01 par value per share, at a conversion price of $     per share, and requests that stock certificates for such shares shall be issued in the name of

(Print Name)

Please insert social security
or other identifying number
of registered Holder of Note:

Address:

Dated:

Signature*

*	The signature on the Notice of Conversion of Promissory Note must exactly correspond to the name as written upon the face of the Note in every particular without alteration or any change whatsoever. When signing on behalf of a corporation, partnership, trust of other entity, please indicate your position(s) and title(s) with such entity. If the Note is registered in the name of more than one Holder, all Holders must sign.